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                                                                   Exhibit 10.2

                AMENDED AND RESTATED EQUITY INCENTIVE AWARD PLAN
     FOR DIRECTORS OF R.J. REYNOLDS TOBACCO HOLDINGS, INC. AND SUBSIDIARIES

              REVISION NO. 1 TO THE DEFERRED STOCK UNIT AGREEMENT


         WHEREAS, pursuant to the Amended and Restated Equity Incentive Award Plan for Directors of R.J. Reynolds Tobacco Holdings, Inc. and Subsidiaries (the "Plan"), R.J. Reynolds Tobacco Holdings, Inc. (the "Company") and _____________ (the "Grantee") have entered into one or more Deferred Stock Unit Agreements (the "Agreement" or "Agreements") as provided on Exhibit A attached hereto and made a part hereof;

       WHEREAS, in accordance with the resolutions authorized by the Compensation Committee of the Board of Directors of the Company (the "Committee") on May 5, 2004, this Revision has been authorized and approved; and

       WHEREAS, following a Change of Control (as defined in the Plan), the Committee is authorized under Section 8.3(b)(ii) of the Plan to revise the terms of any Grant as it, in its discretion, deems appropriate.

       NOW, THEREFORE, each Agreement is hereby revised effective as of May 5, 2004, by adding a new subsection 4(d) as follows:


              "(d) The Grantee may irrevocably elect on or before May 31, 2004 to receive distribution of all or a part of his or her Deferred Stock Units in a lump-sum distribution or in the number of annual installments as elected under Section 4(a), in cash or in stock as elected under Section 4(b), such distribution conditioned upon the closing of the transactions contemplated in the Business Combination Agreement, dated as of October 27, 2003, between Brown & Williamson Tobacco Corporation and the Company. The distribution shall be made, or commence if payment elected in installments, on the earlier of 90 days following the closing, or as soon as practicable in January of the year following the closing. If distribution is made in cash, the amount of distribution shall be determined by multiplying the number of Deferred Stock Units attributable to the installment by the average of the closing price in Common Stock on each business day in the month immediately preceding the date of the distribution. To the extent that a Director does not make such an election, distribution of a Director's Deferred Stock Units shall otherwise be made in accordance with the terms of this Agreement."


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       IN WITNESS WHEREOF, the foregoing Revision is hereby adopted by the
Company and the Grantee.

                                             R.J. REYNOLDS TOBACCO
                                             HOLDINGS, INC.


Date:                                        By:
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Date:
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                                                          GRANTEE